EXHIBIT 10.03

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

The agreement set forth herein (“Agreement”), is made and effective as of this 13th day of January, 2010, by and between MRG Entertainment, Inc. (“the Company”), New Frontier Media, Inc. (“NFM”) and Richard Bruce Goldberg (“Executive”).

Whereas, Executive is employed by MRG, pursuant to an Employment Agreement dated February 10, 2006, as subsequently amended on August 25th, 2008 (“the MRG Employment Agreement”); and

Whereas, Executive has entered into the Non-Competition, Non-Solicitation and Trade Secrecy Agreement between and among NFM, MRG, and Executive, dated February 10, 2006 (the Non-Competition Agreement”); and

Now Therefore, all parties desire to amend the terms of the MRG Employment Agreement as specifically set forth herein.

A.                                   Unless otherwise defined in this Agreement, all defined terms used herein shall have the meaning as set forth in the MRG Employment Agreement.

B.                                     Except as expressly modified hereby, the terms and conditions of the MRG Employment Agreement remain in full force and effect.

C.                                     This Agreement shall not alter or amend any of the non-competition or non-solicitation terms (nor any other terms) set forth in the Non-Competition Agreement.

D.                                    The following replaces Section 2B(ix) of the MRG Employment Agreement in its entirety:

Section 2. Terms of Employment, (B) Compensation, (ix) Stock Options.  Executive shall receive an option to purchase 75,000 shares of New Frontier Media common stock with a strike price of $2.15 per option (“Option”).  Unless the employment relationship has sooner terminated, the Option will vest equally over a two (2) year period (50% vested after year one, 50% vested after year two).

Agreed and Accepted:

NEW FRONTIER MEDIA, INC.	Date:

/s/ Michael Weiner	1/13/2010

MRG ENTERTAINMENT, INC.	Date:

/s/ Marc Greenberg	1/13/2010

EXECUTIVE	Date:

/s/ Rich Goldberg	1/13/2010
Richard Bruce Goldberg